                                                                    EXHIBIT 4.2

Name:
Title:





     FORM OF WARRANT


   1

                                                                       EXHIBIT E

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SUCH ACT OR LAWS AND THE RULES AND REGULATIONS THEREUNDER. IN ADDITION, THE TRANSFER OF THIS WARRANT IS SUBJECT TO THE TERMS OF THE STOCKHOLDERS AGREEMENT DATED AS OF MAY 7, 1999 AMONG FIBERNET TELECOM GROUP, INC. AND CERTAIN STOCKHOLDERS NAMED THEREIN. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER HEREOF TO THE SECRETARY OF FIBERNET TELECOM GROUP, INC.

                         FIBERNET TELECOM GROUP, INC.
                             COMMON STOCK WARRANT

                                                                    May __, 1999

    This certifies that, for value received, [PURCHASER] or its successors, assigns and/or transferees, (the "Holder"), is entitled to purchase from FIBERNET TELECOM GROUP, INC., a Nevada corporation (the "Corporation"), ________________shares of Common Stock of the Corporation at a per share price equal to $0.67 (as adjusted from time to time as provided in Section 3 hereof, the "Exercise Price"), at any time or from time to time during the Exercise Period. "Exercise Period" shall mean the period commencing on the Date of Issuance (as defined herein) and ending at midnight on May 7, 2004. The Corporation shall give the Holder written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the expiration of the Exercise Period; failure to give such notice properly shall result in the Exercise Period being extended for an additional 30 days.

    This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms as this Warrant (other than differences in the Holder and the number of Warrant Shares (as defined herein) issuable), entitling the holders of such Warrants (collectively, the "Holders" and each, individually, a "Holder") initially to purchase up to an aggregate of 6,204,000 shares of Common Stock. The Warrants have been issued pursuant to a certain Securities Purchase Agreement, dated as of May 7, 1999 (as amended from time to time, the "Purchase Agreement"), among the Corporation and the Purchasers (as defined therein), and the Holder is entitled to certain benefits as set forth therein and to certain benefits, and subject to certain restrictions on transfer, described in the Stockholders Agreement, dated as of May 7, 1999, among the Corporation and certain stockholders of the Corporation named therein (the "Stockholders Agreement"). The Corporation shall keep a copy of the Purchase Agreement and

   2

any amendments thereto, at its principal place of business and shall furnish, without charge, copies thereof to the Holder upon request.

    Certain terms used in this Warrant are defined in Section 13 herein.

  Section 1. Exercise of Warrant.

    At the option of the Holder, the Holder may exercise the rights represented by this Warrant as follows:

    (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part at any time or from time to time during the Exercise Period, by delivering to the Corporation at its offices set forth on the signature pages hereof, the following three items: (i) a written notice executed by the Holder (or its authorized representative) electing to exercise all or any portion of this Warrant, and if the Holder is exercising this Warrant in part, identifying the number of Warrant Shares to be acquired, such notice to be substantially in the Form of Subscription attached hereto, (ii) this Warrant, and (iii) payment to the Corporation of the Exercise Price for each share (or fraction thereof) being purchased by delivery of any combination of one or more of the following: (A) cash, wire transfer or check or (B) reduction of the monetary Obligations owing to the Holder pursuant to the Purchase Agreement or the Notes.

    (b) In addition to the exercise of all of the Warrants by the payment of the Exercise Price in cash or check as set forth in Section 1(a) above, and in lieu of any such payment, the Holder has the right to exercise the Warrants by surrendering a Warrant with the attached Form of Subscription duly executed, in exchange for the number of Warrant Shares equal to the product of (x) the number of shares of Common Stock as to which the surrendered Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Current Market Price (as defined in Section 11) of Common Stock (the "Common Shares") less the Exercise Price then in effect and the denominator of which is the Current Market Price.

    (c) Upon any exercise of this Warrant, if the Warrant Shares are not to be issued to the Holder, the Form of Subscription shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered and such investment representations as are set forth in Article IV of the Purchase Agreement. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares, registered in the name of the Person entitled to receive the same, shall be delivered to the Holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Warrant Shares (including any fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Person entitled to receive the same within such time. The Person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery


                2
   3

of such certificate. The Corporation shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates for Warrant Shares and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes (if any) payable as a result of such transfer shall be paid by the Holder at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of the Corporation for payment.

    (d) Upon exercise of this Warrant, the Corporation (unless otherwise requested by the Majority in Interest) will issue fractional shares of its

Common Stock, but the Corporation shall not distribute cash in lieu of such fractional shares. The number of Warrant Shares issuable upon exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants to be exercised to be converted. If fractional shares of Common Stock which would otherwise be issuable upon conversion of any such share are not issued, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board of Directors of the Corporation and
(ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

  Section 2. Covenants of the Corporation. The Corporation covenants and agrees that:

    (a) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens, security interests, charges or other encumbrances with respect to the issuance thereof.

    (b) The Corporation will at all times have authorized and reserved, free from preemptive rights, a sufficient number of Warrant Shares to provide for the exercise of the rights represented by this Warrant.

    (c) The Corporation will, in good faith and as expeditiously as possible, endeavor to make any filings with or obtain any approvals required to be made or obtained with or by any Governmental Authority of the United States of America, any state within the United States, and any political subdivision of any of the foregoing, as the case may be, prior to or in respect of the exercise of this Warrant (including, without limitation, making all filings required to be made by the Corporation), provided that the Corporation shall not (unless otherwise required) be required by this paragraph (c) to comply with the reporting requirements of applicable securities laws or otherwise qualify as a reporting issuer or permit the public trading of its shares.

    (d) The Corporation, in reliance upon the investment representations of the Holder or any transferee of the Holder, shall take all such actions as may be necessary to ensure that all Warrant Shares issuable upon the exercise of this Warrant may be so issued without violation of any Applicable Law or the requirements of any exchange upon which the Corporation's shares may be listed, provided that the Corporation shall not (unless otherwise required) be required by


                3
   4

this paragraph (d) to comply with the reporting requirements of applicable securities laws or otherwise to qualify as a reporting issuer or to permit the public trading of its shares.

    (e) Notwithstanding any other provision hereof, if the exercise of any portion of this Warrant is to be made in connection with a public offering of securities of the Corporation or sale of effective voting control of the Corporation, the exercise of any portion of this Warrant may, at the election of the Holder, be conditioned upon the consummation of the public offering or sale in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

    (f) The Corporation shall pay all transactional taxes attributable to the issuance or delivery of Warrant Shares; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for Warrant Shares in a name other than that of the Holder.

    (g) Whenever the Corporation is required by the terms of this Warrant to retain any professionals (accountants, investment bankers, arbitrators, etc.), if required by such professionals, the Corporation shall execute a retainer or engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Corporation in favor of such professionals and their officers, directors, employees, agents and Affiliates.

    (h) The Corporation shall not, by any action including, without limitation, amending its Amended Articles of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Holder hereof against impairment. Without limiting the generality of the foregoing, the Corporation will not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making this Warrant exercisable for less than either one Warrant Share and that percentage of the outstanding shares of Common Stock to which it related immediately prior to such corporate action. Upon the request of the Holder hereof, the Corporation will, at any time during the period this Warrant is outstanding, acknowledge in writing, in form satisfactory to such Holder, the continued validity of this Warrant and the Corporation's obligations hereunder.

  Section 3. Adjustment of Number of Shares and Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3, and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 3.

    (a) If the Corporation shall, at any time or from time to time during the Exercise Period, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock (as defined herein) without consideration or for a consideration per share less than the Exercise Price for the Warrants, in effect immediately prior to the issuance of such Common Stock, then the Exercise Price, as in effect


                4
   5

immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

       (i) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the Exercise Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

       (ii) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.

    (b) For the purposes of any adjustment of the Exercise Price pursuant to clause (a) above, the following provisions shall be applicable:

       (i) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

       (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value Per Share (as defined herein) thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment.

       (iii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:

         (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 3(b)(i) and 3(b)(ii), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

         (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the


                5
   6

    Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 3(b)(i) and 3(b)(ii) above);

         (C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Exercise Price shall forthwith be readjusted to the Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

         (D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to the Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

    (c) If, at any time after the Date of Issuance, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be appropriately decreased so that the number of Warrant Shares shall be increased in proportion to such increase in outstanding shares.

    (d) If, at any time after the Date of Issuance, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Exercise Price shall be appropriately increased so that the number of Warrant Shares shall be decreased in proportion to such decrease in outstanding shares.

    (e) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each Warrant Share shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such Warrant Share would have been entitled upon such reorganization,


                6
   7

reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

    (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least .1% in such Exercise Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 3(a) through 3(e) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

    (g) In any case in which the provisions of this Section 3(g) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Warrant Share converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) if applicable, paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 1(d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

    (h) Whenever the Exercise Price shall be adjusted as provided in Section 3(d), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Exercise Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each Holder of Warrants affected by the adjustment at such Holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 3(i) below.

    (i) If the Corporation shall propose to take any action of the types described in clauses (c), (d) or (e) of this Section 3, the Corporation shall give notice to each Holder of Warrants, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

    (j) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting


                7
   8

the exercise of this Warrant, sufficient number of shares of Common Stock to provide for the Warrant Shares.

    (k) Without duplication of any other adjustment provided for in this
Section 3, at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each Holder shall receive upon exercise of the Warrant, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its Warrant been exercised into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 3 with respect to the rights of such Holders.

    (l) In the event that Majority in Interest consents in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the Holders of the Warrants would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to any Warrants in excess of such limit or at all, as the terms of such consent may dictate.

    (m) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holders of Warrants against impairment.

    (n) The computations of all amounts under this Section 3 shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 3 have previously been made so as to maintain the relative economic interest of the Warrants vis a vis all other securities issued by the Corporation.

    (o) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all time less than or equal to the Exercise Price.

  Section 4. No Stockholder Rights; Limitation of Liability. The Holder shall not be entitled to any voting rights or other rights as a stockholder of the Corporation by reason of the rights granted under this Warrant until the Holder shall purchase shares of Common Stock hereunder. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the payment of the Exercise Price or as a stockholder of the Corporation.


                8
   9

  Section 5. Warrant Agency; Transfer, Exchange and Replacement of Warrants.

    (a) Warrant Agency. As long as any of the Warrants remain outstanding, the Corporation shall perform the obligations of and be the warrant agency with respect to the Warrants (the "Warrant Agency") at its address set forth on the signature pages hereof or at such other address as the Corporation shall specify by notice to the Holders.

    (b) Ownership of Warrant. The Corporation may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Corporation) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Section 5.

    (c) Transfer of Warrant. The Corporation agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. The Holder shall be permitted to transfer all or any portion of this Warrant at any time and from time to time, subject, however, to compliance with the provisions (i) regarding transferability set forth in the Stockholders Agreement, including, under certain circumstances, the requirement that the transferee become a party to the Stockholders Agreement and (ii) of the Act and Applicable Law. Upon surrender and, if required, such payment, the Corporation shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only unless the assignor is transferring the entire Warrant) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. The Corporation shall not at any time, except upon the dissolution, liquidation or winding-up of the Corporation, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

    (d) Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon presentment hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 5(c) as to any transfer or assignment which may be involved in the division or combination, the Corporation shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

    (e) Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence by the Corporation of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security by the Corporation or, in the case of any such mutilation, upon surrender and cancellation of such


                9
   10

Warrant, the Corporation will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

    (f) Expenses of Delivery of Warrants. The Corporation shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.

  Section 6. Listing on Securities Exchanges. The Corporation shall list on each securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance upon the exercise of this Warrant, and shall maintain, so long as any other shares of its Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant, and the Corporation shall so list on each national securities exchange, and shall maintain such listing of, any other shares of capital stock of the Corporation issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class shall be listed on such national securities exchange by the Corporation. Any such listing shall be at the Corporation's expense.

  Section 7. Availability of Information. The Corporation shall comply with all applicable public information reporting requirements of all applicable securities laws (including those required to make available the benefits of Rule 144 under the Act) to which it may from time to time be subject. The Corporation shall also cooperate with each holder of this Warrant and holder of any Common Stock issued upon exercise of this Warrant in supplying such information as may be necessary for such holder to complete and file any information reporting forms currently or hereafter required by any Governmental Authority as a condition to the availability of an exemption from the registration provisions of any applicable securities law for the sale of any Warrant or Common Stock issued upon exercise of this Warrant.

  Section 8. Successors. All the provisions of this Warrant by or for the benefit of the Corporation or the Holder shall bind and inure to the benefit of their respective successors and assigns.

  Section 9. Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

  Section 10. Remedies; Amendment and Waiver.

    (a) No failure or delay of any party in exercising any power or right hereunder shall operate as a waiver thereof (except where a specific time period for the exercise of such power or right is expressly set forth herein), nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on any party in any case shall entitle such party to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The Corporation stipulates that remedies at law of the Holder of this Warrant in the event of any default or


                10
   11

threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not, and will not be, adequate, and that, to the fullest extent permitted by law and equity, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

    (b) Except as otherwise provided herein, the provisions of the Warrants may be amended and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Corporation has obtained the written consent of the Majority in Interest. The provisions of the Purchase Agreement and the Stockholders Agreement may be amended, modified or waived only in accordance with the respective provisions thereof. Any such amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 10 or the applicable provisions of the Purchase Agreement or the Stockholders Agreement shall be binding upon the Holders of all Warrants and Warrant Shares, upon each future Holder thereof and upon the Corporation. In the event of any such amendment, modification or waiver, the Majority in Interest shall give prompt notice thereof to all Holders of Warrants and Warrant Shares and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

  Section 11. Severability. Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

  Section 12. Definitions; Interpretation.

    (a) Definitions. Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Purchase Agreement. The following terms have meanings set forth below:

    "Amended Articles of Incorporation" means the Amended and Articles of Incorporation of the Corporation dated as of the date hereof.

    "Current Market Price" means (i) if the exercise of this Warrant occurs in connection with a public offering of the Company, the "initial price to public" specified in the final prospectus with respect to the public offering or (ii) if the exercise of this warrant occurs after or not in connection with a public offering of the Company, the average of the closing bid and asked prices of the Company's Common Stock quoted in the Over-The-Counter Market Summary on the Nasdaq National Market or the closing price quoted on any exchange on which the Common Stock is listed, whichever if applicable, as published in The Wall Street Journal for the fifteen trading days prior to the date of determination of the Current Market Price. Notwithstanding the foregoing sentence, if the Company is party to a merger or sale of all or


                11
   12

substantially all or substantially all of the Company's assets, "Current Market Price" shall mean the value that would have been received in respect of a Warrant Share had the Warrant been exercised prior to such merger or sale. If the Common Stock is not traded Over-The-Counter or on an exchange, or the Company is not a party to a merger or sale of all or substantially all of its assets, the Current Market Price shall be determined in good faith by the Company's Board of Directors upon a review of all factors relevant to the value of the Company as a going concern after applying appropriate minority or illiquidity discounts. If the holder hereof does not believe the determination of Current Market Price has been determined by the Company's Board of Directors in a manner consistent with the criteria as provided above the holder hereof shall request the Company to re-determine Current Market Price or request that the Current Market Price shall be determined based on the factors described above by an investment banker of national reputation selected by the Company and reasonably acceptable to the Holder. The fees and expenses of such investment banker shall be borne by the Company unless the Current Market Price determined by such investment banker is less than the current Market Price determined by the Company and then the fees and expenses of such investment banker shall be shared equally between the Company and the Holder.

    "Date of Issuance" means May 7, 1999.

    "Excluded Stock" shall mean (i) up to 5,000,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon (i) exercise of stock options granted to officers and employees of the Corporation or its subsidiaries, (ii) shares of Common Stock issued upon exercise of this Warrant, including in the case of both (i) and (ii), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options, warrants or shares, as the case may be, and (iii) shares of Common Stock issued upon exercise.

    "Fair Value Per Share" shall mean the fair value of each share of Stock, as determined in good faith by the Board.

    "Person" shall be construed broadly and shall include any natural person, company, partnership, joint venture, corporation, business trust, unincorporated organization or Governmental Authority.

    "Stock" shall mean (i) the presently issued and outstanding shares of Common Stock and Preferred Stock and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii) any additional shares of capital stock of the Company hereafter issued and outstanding and (iii) any shares of capital stock of the Company into which such shares may be converted or for which they may be exchanged or exercised.

    "Warrant Agency" has the meaning given to such term in Section 5(a).

    "Warrant Shares" means the Common Stock issued or issuable upon exercise of the Warrants; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Corporation or there is a change in the class of


                12
   13

securities so issuable, then the term "Warrant Shares" shall mean the securities issuable upon exercise of the Warrants.

    (b) Terms Generally. The definitions contained in this Warrant shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

  Section 13. Governing Law.

    (a) ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

    (b) FOR ALL PURPOSES OF THIS WARRANT AND FOR ALL PURPOSES OF ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, THE CORPORATION HEREBY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH STATE OR FEDERAL COURT, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE CORPORATION HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN THE UNITED STATES BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY UNITES STATES LAW. NOTHING IN THIS WARRANT SHALL AFFECT ANY RIGHT THAT THE HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS WARRANT OR ANY RELATED MATTER AGAINST THE CORPORATION OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

    (c) THE CORPORATION HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, (i) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR ANY RELATED MATTER IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, (ii) THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH


                13
   14

SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT AND (iii) TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

    (d) THE CORPORATION HEREBY DESIGNATES AND APPOINTS FIBERNET EQUAL ACCESS, L.L.C. AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE CORPORATION WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE CORPORATION BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE CORPORATION AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE CORPORATION REFUSES TO ACCEPT SERVICE, THE CORPORATION HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE HOLDER TO BRING PROCEEDINGS AGAINST THE CORPORATION IN THE COURTS OF ANY OTHER JURISDICTION.

  Section 14. Notices. All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Warrant shall be in writing, (a) delivered personally, (b) sent by internationally-recognized overnight courier, (c) sent by first class, registered or certified mail, return receipt requested or (d) by telecopy, telegram or other means of recorded telecommunication with confirmed receipt (with hard copy to follow). Any notice, demand or request so delivered shall constitute valid notice under this Warrant and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, (ii) on the next Business Day after the date when sent, in the case of delivery by internationally-recognized overnight courier,
(iii) on the tenth Business Day after the date of deposit in the U.S. mail in the case of mailing or (iv) one business day after being sent by telecopy with confirmed receipt (with hard copy to follow). The mailing address of the Corporation is set forth on the signature pages hereto, and the mailing addresses of the Holders are set forth in the Stockholders Agreement and the mailing address of each transferee of a Warrant will be set forth on the Form of Assignment. Any party hereto may, from time to time by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

                14
   15

    IN WITNESS WHEREOF, FIBERNET TELECOM GROUP, INC. has caused this Warrant to be executed by its duly authorized officers under its corporate seal, and this Warrant to be dated as of the date first set forth above.

                                   FIBERNET TELECOM GROUP, INC.


                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:


                                   Address:
                                   570 Lexington Avenue
                                   New York, NY 10022
                                   Attention:  President


ATTEST:


------------------------
Secretary
   16

                             FORM OF SUBSCRIPTION

                    [To be signed upon exercise of Warrant]

TO FiberNet Telecom Group, Inc.

    The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______ of Common Stock of FiberNet Telecom Group, Inc., and herewith tenders payment of [identify amount and form of payment] in full payment of the purchase price for such shares, and requests that the certificates for such shares be issued in the name of, and be delivered to, _________________________, whose address is _________________________.

The undersigned hereby affirms the investment representations made in Article IV of the Securities Purchase Agreement dated as of May 7, 1999 between FiberNet Telecom Group, Inc. and the signatories thereto.


Dated:


                                  (Signature)


                                   (Address)
   17

                              FORM OF ASSIGNMENT

[To be signed only upon transfer of Warrant]

For value received, the undersigned hereby sells, assigns and transfers unto ________________________, all of the rights represented by the within Warrant to purchase shares of Common Stock of FiberNet Telecom Group, Inc., to which the within Warrant relates, and appoints ___________________ Attorney to transfer such right on the books of ____________________ with full power of substitution in the premises.